Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico / Rada Milenovici (646) 536-7030 / 7011 nlaudico@theruthgroup.com rmilenovici@theruthgroup.com

Almost Family Reports Second Quarter 2013 Results

Louisville, KY, August 6, 2013 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three and six months ended June 30, 2013.

Second Quarter Highlights:
•	Net service revenues of $87 million for the quarter
•	Net income from continuing operations was $2.6 million, or $0.28 per diluted share
•	Diluted EPS includes $0.01 for transaction related costs, excluding which diluted EPS would have been $0.29.
•	Visiting Nurse segment net revenues were $66 million, on 2% admission growth overall
•	Medicare admission growth was 3%
•	CMS published preliminary regulations rebasing home health reimbursement rates as required by the Patient Protection and Affordable Care Act (ACA)

Management Commentary
William B. Yarmuth, CEO commented on the results: “Given the significant challenges the industry’s been facing we’re pleased, overall, with our results for the quarter.  Medicare admissions were up 3% over the same quarter last year and personal care revenues grew almost 6%.  In addition, we are continuing our work to address some of the significant changes in Medicare Advantage plans we experienced over the past few quarters.  Finally, the long-awaited rebasing rules are now out and we can get to work on the challenges in front of us.”

With regard to CMS’ recently released preliminary regulations rebasing home health reimbursement rates Yarmuth said: “We’re very disappointed that the rebasing rate cuts appear to be at the maximum allowed by statute and will be continuing our work with the Congress and regulators, along with others in the industry to focus attention on the potential access issues such steep cuts may cause.   Meanwhile, even though we take issue with the rates, at least the home health industry now has some sense of visibility around which it can plan after more than three years of uncertainty.  Taken from this perspective, we find it energizing that we can now frame our business plans and take actions rather than waiting to see what the outcome is going to be.”

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

“We believe the combination of the statute and the regulations regarding rebasing represent a clear statement from Medicare policy makers that they want us to become significantly more efficient.  With this in mind, we plan to continue fulfilling our key mission of keeping patients out of hospitals and emergency rooms and in their homes for as long as possible while also rising to the new challenge of being even more prudent and efficient with Medicare resources.  This means delivering the same or better measurable outcomes to patients and to the program by providing the most impactful skilled home health services at significantly lower costs.

Steve Guenthner, President commented: “In addition to our work to improve our efficiencies, we plan to continue our work with policy makers to drive implementation of program integrity improvements that serve to increase the confidence level of lawmakers and regulators that home health services are used in the right way, at the right time and only to the extent needed.  We’re confident that as we accomplish these goals, and policy makers get comfortable that the proper reimbursement rates, systems and controls are in place they will ultimately seek ways to encourage more, rather than less, utilization of home health services and view home care for what it really is – an extender of the Medicare Trust Funds.”

Regarding potential business development implications Guenthner added: “We believe one positive by-product of the rebasing rules may come in the area of business combinations.  While reimbursement pressures generally call for consolidation to gain efficiencies, over the past three years there has been minimal transaction volume due to uncertainty over rates.  During this time, sellers bet on low rate cuts, buyers bet on high rate cuts and value expectations diverged.  Now, buyers and sellers, using the same reimbursement rates should arrive at much closer value expectations and we believe, capital will flow and consolidation will take place.  Ultimately this should benefit patients and the program as larger providers can bring more sophisticated methods to bear on patient populations and make it easier for the program to ensure provider accountability.”

With regard to other recent health care developments, Yarmuth added: “Regarding managed care, we’re encouraged by the recent stabilization, but also by some recent actions of certain managed care companies to acquire home health service delivery capabilities.  This should serve as a strong sign of validation of the home health value proposition to policy makers and investors alike.  Recent actions by certain facility-based long-term care providers to increase their home health penetration make a similar statement.  Additionally, we’re becoming more encouraged about the prospects for Accountable Care Organizations to provide real case management value to the program and to present a useful alternative to increased managed care penetration.”

Yarmuth concluded the Company’s commentary: “Finally, I would like to take this opportunity to welcome the Indiana Home Care Network patients, referral sources and employees to our family of home health providers.  This is our first sizable acquisition in almost two years and we hope it marks a return of Almost Family to the role of an active consolidator and growing force in home health care.”

Second Quarter Financial Results from Continuing Operations
Almost Family reported net service revenues for the second quarter of $86.8 million, a 1.8% increase from $85.3 million reported in the second quarter of 2012, primarily as a result of volume growth in both our Visiting Nurse (VN) and Personal Care (PC) segments, offset by the VN segment’s Medicare rate cut and Medicare Advantage shift.  The second quarter is the first full quarter with 2% sequestration, which was effective for episodes ended after March 31, 2013 which lowered revenue by $1.2 million and earnings per share by $0.08, while the change in certain Medicare Advantage contracts that now pay on a per visit versus episodic basis reduced revenue by $0.7 million and earnings per diluted share by $0.04.

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

Deal costs for the current quarter were consistent with the prior year quarter at $0.1 million or $0.01 EPS.

Net income for the second quarter of 2013 was $2.6 million, or $0.28 per diluted share, down from second quarter of 2012 net income of $4.5 million, or $0.48 per diluted share.

The effective tax rate was approximately 41.7% in the second quarter of 2013, which increased from 39.5% for the second quarter of 2012 due primarily to a combination of increases in permanent differences compared to pre-tax income and estimated state tax rates.

Second Quarter Segment Results
Increased net service revenues in our VN segment were partially offset by the previously mentioned full quarter impact of sequestration and a change of certain Medicare Advantage payors to per visit reimbursement.  As a result, VN segment second quarter net service revenues increased slightly to $66.4 million, from $66.0 million in the second quarter of 2012.  Medicare admissions grew 3%, while re-certifications grew 1%, both of which were organic.

The Medicare rate cut and MA shift combined with year over year wage increases effective in July of 2012 and increases in bad debt provision to reduce operating income before corporate expenses for the second quarter of 2013 to $6.8 million from $10.6 million reported for the second quarter of 2012.  Bad debt expense increased approximately $1.2 million on a year over year basis due to the prior year period including unusually low bad debt expense of $0.1 million, with the remaining increase primarily related to the Medicare Advantage shift.

PC segment net service revenues increased 5.8% to $20.4 million in the second quarter of 2013 from $19.3 million in 2012, primarily due to a 5% increase in volume.  Expense related to workers compensation claims declined $0.8 million on a year over year basis as the current quarter experienced an unusually low period for claims expense.  As a result, operating income before unallocated corporate expenses increased 37.9% or $0.9 million to $3.2 million.

Six Month Period Financial Results from Continuing Operations
Almost Family reported net service revenues for the six month period of $172.7 million, a 0.3% decrease from $173.1 million reported in the six month period of 2012, primarily as a result of the VN segment’s Medicare Advantage shift and the $1.5 million impact of sequestration, which was effective for episodes ended after March 31, 2013.  The change in certain Medicare Advantage contracts that now pay on a per visit versus episodic basis reduced revenue by $1.7 million and earnings per diluted share by $0.11.

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

Deal costs for the current period were consistent with the prior year period at $0.1 million or $0.01 EPS.

Net income for the six month period of 2013 was $5.9 million, or $0.63 per diluted share, down from the six month period of 2012 net income of $9.2 million, or $0.99 per diluted share.

The effective tax rate was approximately 39.1% in the six month period of 2013, which increased from 38.8% for the six month period of 2012 due primarily to a combination of increases in permanent differences compared to pre-tax income and estimated state tax rates.

Six Month Period Segment Results
VN segment six month period results include the change of certain Medicare Advantage payors to per visit reimbursement and the unfavorable impact of sequestration.  As a result, VN segment six month period net service revenues declined 1% to $133.4 million, from $134.6 million in the six month period of 2012.  Medicare admissions grew 2.7%, all organic.

The Medicare rate cut and MA shift combined with year over year wage increases effective in July of 2012 and increases in bad debt provision to reduce operating income before corporate expenses for the six month period of 2013 to $15.2 million from $21.4 million reported for the six month period of 2012.  Bad debt expense increased approximately $1.3 million on a year over year basis due to the prior year second quarter including unusually low bad debt expense of $0.8 million, with the remaining increase primarily related to the Medicare Advantage shift.

PC segment net service revenues increased slightly to $39.3 million in the six month period of 2013 from $38.5 million in 2012, due primarily to mix changes that increased revenue per billable hour.  Expense related to workers compensation claims declined $0.8 million on a year over year basis as the prior year claims increased the expense recorded above normal levels, while the current quarter experienced an unusually low period for claims expense.  As a result, operating income before unallocated corporate expenses increased 9% or $0.4 million to $5.2 million.

Proposed 2014 Rule and Rebasing
On June 28, 2013, the Centers for Medicare and Medicaid Services issued the proposed rule for 2014.  The proposed rule included the maximum rebasing cut of Medicare reimbursement rates allowable by the Patient Protection and Affordable Care Act (ACA), signed into law in March 2010, which results in the 3.5% rate reduction in each of the years 2014-2017.  The rebasing cuts are in addition to other legislated cuts by the ACA for the same period.  The 2014 proposed rule is currently open for comment, with the final rule expected in late October of 2013.  As a result of these proposed 2014 rates, other legislated changes and our current mix of business, we currently expect our 2014 rates to reflect an effective cut ranging from 1.0% to 1.5%.

These matters may have a material adverse impact on our results of operations or financial condition.  Although we are formulating plans and developing appropriate courses of action related to these changes, there can be no assurance that such plans or courses of action will prove successful.  These changes may cause us to change our business model, increase costs or reduce our revenues in ways not currently contemplated by us, or may result in impairment of our recorded goodwill or intangibles.

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

Acquisition
On July 19, 2013 we completed the acquisition of the assets of the Medicare-certified home health agencies owned by Indiana Home Care Network (IHCN), for $12.5 million.  IHCN is a provider of home health services that operates six home health locations, primarily in northern Indiana.

Discontinued Operations
During the second quarter, we completed the sale of our VN segment’s only two locations in Alabama for a sale price of $3 million, which resulted in a pretax gain of $1.1 million and after tax EPS $0.01.  For reporting purposes, the sale qualifies for discontinued operation presentation, which removes operating results of the assets sold from continuing operating results, cash flows and statistical data for all periods presented.

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended June 30,		Six months Ended June 30,
	2013	2012	2013	2012
Net service revenues	$86,818	$85,296	$172,653	$173,147
Cost of service revenues (excluding depreciation & amortization)	46,348	44,469	92,014	89,147
Gross margin	40,470	40,827	80,639	84,000
General and administrative expenses:
Salaries and benefits	24,929	24,120	49,356	48,860
Other	11,094	9,329	21,542	20,003
Total general and administrative expenses	36,023	33,449	70,898	68,863
Operating income	4,447	7,378	9,741	15,137
Interest expense, net	(11)	(32)	(29)	(70)
Income before income taxes	4,436	7,346	9,712	15,067
Income tax expense	(1,852)	(2,902)	(3,802)	(5,839)
Net income from continuing operations	$2,584	$4,444	$5,910	$9,228

Discontinued operations:
(Loss) gain from operations, net of tax of $49, $68, ($2) and $159	$(230)	$105	$(309)	$252
Gain on sale, net of tax of $973	169	-	169	-
(Loss) gain on discontinued operations	(61)	105	(140)	252
Net Income	$2,523	$4,549	$5,770	$9,480

Per share amounts-basic:
Average shares outstanding	9,270	9,255	9,253	9,265
Continued operations	$0.28	$0.48	$0.64	$1.00
Discontinued operation	$(0.01)	$0.01	$(0.02)	$0.02
Net income	$0.27	$0.49	$0.62	$1.02

Per share amounts-diluted:
Average shares outstanding	9,348	9,315	9,332	9,328
Continued operations	$0.28	$0.48	$0.63	$0.99
Discontinued operation	$(0.01)	$0.01	$(0.01)	$0.03
Net income	$0.27	$0.49	$0.62	$1.02

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2013
ASSETS	(UNAUDITED)	December 31, 2012
CURRENT ASSETS:
Cash and cash equivalents	$31,380	$26,120
Accounts receivable - net	55,500	49,971
Prepaid expenses and other current assets	5,779	6,968
Deferred tax assets	6,780	6,580
TOTAL CURRENT ASSETS	99,439	89,639

PROPERTY AND EQUIPMENT - NET	5,412	5,401
GOODWILL	131,061	132,014
OTHER INTANGIBLE ASSETS	19,921	19,967
OTHER ASSETS	673	781
OTHER ASSETS, HELD FOR SALE	-	1,457
	$256,506	$249,259

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,191	$4,599
Accrued other liabilities	20,953	21,874
Current portion of notes payable	625	625
TOTAL CURRENT LIABILITIES	28,769	27,098

LONG-TERM LIABILITIES:
Notes payable	-	500
Deferred tax liabilities	16,777	16,785
Other liabilities	288	561
TOTAL LONG-TERM LIABILITIES	17,065	17,846
TOTAL LIABILITIES	45,834	44,944

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,473 and 9,421
issued and outstanding	947	942
Treasury stock, at cost, 91 and 91 shares of common stock	(2,320)	(2,320)
Additional paid-in capital	102,527	101,945
Retained earnings	109,518	103,748
TOTAL STOCKHOLDERS' EQUITY	210,672	204,315
	$256,506	$249,259

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$5,770	$9,480
(Loss) gain on discontinued operations, net of tax	(140)	252
Net income from continuing operations	5,910	9,228
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	1,298	1,247
Provision for uncollectible accounts	2,575	1,118
Stock-based compensation	654	746
Deferred income taxes	793	991
	11,230	13,330
Change in certain net assets and liabilities, net of the effects of acquisitions:
Decrease (increase) in:
Accounts receivable	(8,489)	(4,481)
Prepaid expenses and other current assets	1,078	(502)
Other assets	107	(90)
Increase (decrease) in:
Accounts payable and accrued expenses	1,449	(771)
Net cash from operating activities	5,375	7,486

Cash flows from investing activities:
Capital expenditures	(1,251)	(1,012)
Acquisitions, net of cash acquired	(50)	-
Net cash from investing activities	(1,301)	(1,012)

Cash flows from financing activities:
Proceeds from exercise of stock options	-	70
Purchase of common stock in connection with share awards	-	(1,852)
Tax impact of share awards	(67)	(142)
Principal payments on capital leases and notes payable	(500)	(1,200)
Net cash from financing activities	(567)	(3,124)

Cash flows from discontinued operations
Operating activities	(1,330)	586
Investing activities	3,083	(20)
Net cash from discontinued operations	1,753	566

Net change in cash and cash equivalents	5,260	3,916
Cash and cash equivalents at beginning of period	26,120	33,693
Cash and cash equivalents at end of period	$31,380	$37,609

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$66,418	76.5%	$66,018	77.4%	$400	0.6%
Personal Care	20,400	23.5%	19,278	22.6%	1,122	5.8%
	86,818	100.0%	85,296	100.0%	1,522	1.8%
Operating income before corporate expenses:
Visiting Nurse	6,827	10.3%	10,607	16.1%	(3,780)	-35.6%
Personal Care	3,176	15.6%	2,303	11.9%	873	37.9%
	10,003	11.5%	12,910	15.1%	(2,907)	-22.5%
Corporate expenses	5,556	6.4%	5,532	6.5%	24	0.4%
Operating income	4,447	5.1%	7,378	8.6%	(2,931)	-39.7%
Interest expense, net	(11)	0.0%	(32)	0.0%	21	-65.6%
Income tax expense	(1,852)	-2.1%	(2,902)	-3.4%	1,050	-36.2%
Net income from continuing operations	$2,584	3.0%	$4,444	5.2%	$(1,860)	-41.9%

EBITDA from continuing operations	$5,484	6.3%	$8,395	9.8%	$(2,911)	-34.7%

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$133,351	77.2%	$134,623	77.8%	$(1,272)	-0.9%
Personal Care	39,302	22.8%	38,524	22.2%	778	2.0%
	172,653	100.0%	173,147	100.0%	(494)	-0.3%
Operating income before corporate expenses:
Visiting Nurse	15,181	11.4%	21,380	15.9%	(6,199)	-29.0%
Personal Care	5,173	13.2%	4,761	12.4%	412	8.7%
	20,354	11.8%	26,141	15.1%	(5,787)	-22.1%
Corporate expenses	10,613	6.1%	11,004	6.4%	(391)	-3.6%
Operating income	9,741	5.6%	15,137	8.7%	(5,396)	-35.6%
Interest expense, net	(29)	0.0%	(70)	0.0%	41	-58.6%
Income tax expense	(3,802)	-2.2%	(5,839)	-3.4%	2,037	-34.9%
Net income from continuing operations	$5,910	3.4%	$9,228	5.3%	$(3,318)	-36.0%

EBITDA from continuing operations	$11,693	6.8%	$17,130	9.9%	$(5,437)	-31.7%

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended June 30,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	104		106		(2)	-1.9%

All payors:
Patient months	54,140		53,903		237	0.4%
Admissions	15,559		15,290		269	1.8%
Billable visits	481,641		462,045		19,596	4.2%

Medicare:
Admissions	14,226	91%	13,840	91%	386	2.8%
Revenue (in thousands)	$61,617	93%	$61,080	93%	$537	0.9%
Revenue per admission	$4,331		$4,413		$(82)	-1.9%
Billable visits	410,661	85%	381,689	83%	28,972	7.6%
Recertifications	7,673		7,582		91	1.2%
Payor mix % of Admissions
Traditional Medicare Episodic	91.9%		94.4%		-2.5%
Replacement Plans Paid Episodically	2.8%		3.0%		-0.2%
Replacement Plans Paid Per Visit	5.3%		2.6%		2.7%

Non-Medicare:
Admissions	1,333	9%	1,450	9%	(117)	-8.1%
Revenue (in thousands)	$4,801	7%	$4,938	7%	$(137)	-2.8%
Revenue per admission	$3,602		$3,406		$196	5.8%
Billable visits	70,980	15%	80,356	17%	(9,376)	-11.7%
Recertifications	1,453		1,575		(122)	-7.7%
Payor mix % of Admissions
Medicaid & other governmental	31.1%		34.6%		-3.5%
Private payors	68.9%		65.4%		3.5%

PERSONAL CARE OPERATING METRICS

	Three Months Ended June 30,
	2013		2012		Change
	Amount		Amount		Amount	%
Average number of locations	60		60		-	0.0%

Admissions	1,154		1,120		34	3.0%
Patient months of care	17,565		17,339		226	1.3%
Billable hours	1,080,733		1,030,546		50,187	4.9%
Revenue per billable hour	$18.88		$18.71		$0.17	0.9%

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Six Months Ended June 30,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	104		106		(2)	-1.9%

All payors:
Patient months	108,539		109,698		(1,159)	-1.1%
Admissions	31,864		31,361		503	1.6%
Billable visits	954,189		933,064		21,125	2.3%

Medicare:
Admissions	29,235	92%	28,466	91%	769	2.7%
Revenue (in thousands)	$123,732	93%	$124,681	93%	$(949)	-0.8%
Revenue per admission	$4,232		$4,380		$(148)	-3.4%
Billable visits	814,032	85%	774,530	83%	39,502	5.1%
Recertifications	15,287		15,286		1	0.0%
Payor mix % of Admissions
Traditional Medicare Episodic	91.5%		94.0%		-2.5%
Replacement Plans Paid Episodically	2.7%		3.7%		-1.0%
Replacement Plans Paid Per Visit	5.8%		2.3%		3.5%

Non-Medicare:
Admissions	2,629	8%	2,895	9%	(266)	-9.2%
Revenue (in thousands)	$9,619	7%	$9,942	7%	$(323)	-3.2%
Revenue per admission	$3,659		$3,434		$225	6.5%
Billable visits	140,157	15%	158,534	17%	(18,377)	-11.6%
Recertifications	2,897		3,090		(193)	-6.2%
Payor mix % of Admissions
Medicaid & other governmental	29.7%		34.5%		-4.8%
Private payors	70.3%		65.5%		4.8%

PERSONAL CARE OPERATING METRICS

	Six Months Ended June 30,
	2013		2012		Change
	Amount		Amount		Amount	%
Average number of locations	60		60		-	0.0%

Admissions	2,243		2,195		48	2.2%
Patient months of care	34,904		34,335		569	1.7%
Billable hours	2,098,121		2,104,859		(6,738)	-0.3%
Revenue per billable hour	$18.73		$18.30		$0.43	2.3%

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, income taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2013	2012	2012	2011
Net income from continuing operations	$2,584	$4,444	$5,910	$9,228
Add back:
Interest expense	11	32	29	70
Income tax expense	1,852	2,902	3,802	5,839
Depreciation and amortization	670	632	1,298	1,247
Amortization of stock-based compensation	367	385	654	746
Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations	$5,484	$8,395	$11,693	$17,130

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Kentucky, Connecticut, New Jersey, Massachusetts, Indiana, Missouri, Illinois, and Pennsylvania (in order of revenue significance after the transactions described above).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment.  Altogether, after the transactions above, Almost Family operates 170 branch locations in 10 U.S. states.

Almost Family Reports Second Quarter 2013 Results

August 6, 2013

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or first party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other first-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2012, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.